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                                                                   EXHIBIT 10.11

                              CONSULTING AGREEMENT


                 CONSULTING AGREEMENT, dated as of January 1, 1998 (this "Agreement"), between TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and FRED A. VIERRA, now residing at 77 Glenmoor Drive, Englewood, Colorado 80110 ("Consultant").

                 On the date hereof, Consultant resigned as an officer, director and employee of the Company, its subsidiaries and its controlled affiliates, except that he shall remain a director and Vice Chairman of the Board of Directors of Tele-Communications International, Inc. ("TINTA") for so long as he is elected to such Board and such other Boards as requested by the Chief Executive Officer of TCI for so long as so requested.

                 This Consulting Agreement replaces the Employment Agreement, dated as of November 1, 1992 ("Employment Agreement"), between the Company and Consultant (and all other employment agreements between the Company, any of its subsidiaries or affiliates and Consultant), and sets forth the terms and conditions of the consultancy arrangement between the Company and Consultant.

                 In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.       Term and Termination.

         (a) Term. The term of Consultant's consultant arrangement under this Agreement (the "Term") shall commence on the date hereof and end on December 31, 2002. During the Term, Consultant agrees to serve the Company as a consultant as provided herein upon and subject to the terms and conditions set forth in this Agreement.

         (b) Termination by the Company. Consultant's consultancy by the Company may be terminated by the Company only as provided in clauses (i) and
(ii) below.

                 (i) Upon the death of Consultant. The Company shall, as promptly as practicable following Consultant's death, pay to Consultant's designated beneficiary or beneficiaries in a lump sum an amount equal to one year's compensation under Section 4(a) of this Agreement. The phrase "designated beneficiary or beneficiaries" shall mean the person or persons named by Consultant from time to time in a signed designation filed with the Company from time to time.

                 (ii) Upon giving written notice of such termination to Consultant six (6) months prior to the effective date thereof and by paying to Consultant in a lump sum upon such termination all remaining compensation that would have been payable under
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         Section 4(a) hereof if this Agreement remained in full force and effect for the full balance of the Term.

2.       Services to Be Rendered by Consultant.

                 Consultant agrees to serve the Company as a consultant (when and for what purpose as then requested by the Company's Chief Executive Officer) to advise the Company's Chief Executive Officer regarding the allocation of the Company's resources and other matters generally and with respect to the international operations of the Company in particular. If Consultant continues to serve as, or is elected, a director of the Company's subsidiaries or affiliates, Consultant will serve in any such capacities without further compensation except as may be decided by the Company at the Company's sole election. Consultant shall discharge his responsibilities and shall in all other respects serve the Company faithfully and to the best of his ability.

3.       Time to Be Devoted by Consultant.

         (a) If Consultant is requested to provided consultancy services to the Company, Consultant will, where practical, be given seven days' notice. In no event will Consultant be required to provide more than 700 hours per year in consultancy services to the Company.

         (b) Company shall provide to Consultant an office at the Company's headquarters and secretarial service if such is required by Consultant to reasonably provide any Company-requested consultancy services.

4.       Compensation Payable to Consultant.

         (a) The Company shall pay to Consultant a sum equal to the rate of $700,000 per annum.

         (b) Consultant's annual payments shall be paid in accordance with the Company's regular policy but not less frequently than once a month.

         (c) Of each regular payment, approximately 35.714% shall be deferred (the "monthly deferred amount"), so as to result in the deferral of payment of Consultant's salary at the annual rate of approximately $250,000 per annum. Each such monthly deferred amount shall bear interest, compounded annually, at the rate of 8% per annum, from the first day of the month of deferral to, but not including, the Determination Date. A statement will be furnished to Consultant annually, on or about February 1st of each year, stating the sum of the monthly deferred amounts and the amount of interest accrued thereon as of the preceding December 31st. As used herein, "Determination Date" shall mean the first business day of the first full calendar month following the later of (i) December 31, 2002, and (ii) the date Consultant ceases to be a consultant pursuant to this Agreement.


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         (d)     The sum of the monthly deferred amounts pursuant to Section
4(c) above plus all interest accrued thereon to the Determination Date (the "total deferred amount") shall be calculated as of the Determination Date and shall be paid to Consultant in substantially equal monthly payments over a 240-month period commencing on the Determination Date and continuing on the first day of each calendar month thereafter until paid in full. Each monthly payment of the total deferred amount shall be accompanied by a payment of interest thereon computed at the rate of 8% per annum, compounded annually, from and including the Determination Date to the date of such payment.

         (e) If Consultant dies prior to the Determination Date, the amount payable pursuant to Section 4(d) above shall be calculated as promptly as practicable but in no event later than the first business day of the first full calendar month following the date of his death (which date of calculation shall for this purpose be the Determination Date) and shall be paid forthwith in a lump sum to his designated beneficiary or beneficiaries. If Consultant dies after the Determination Date and before the expiration of the period during which the deferred payments provided for in Section 4(d) above are to be paid to him, the remaining deferred payments shall be paid forthwith in a lump sum to Consultant's designated beneficiary or beneficiaries. The phrase "designated beneficiary or beneficiaries" shall mean the person or persons named from time to time by Consultant in a signed instrument filed with the Company. If the designation made in any such signed instrument shall for any reason be ineffective, the phrase "designated beneficiary or beneficiaries" shall mean Consultant's estate.

         (f) The amount of deferred compensation payable hereunder (together with the interest applicable thereto) shall not in any way be reserved or held in trust by the Company. Neither Consultant nor any designated beneficiary or personal representative shall have any rights against the Company in respect of such deferred payments other than the rights of an unsecured creditor of the Company. Deferred payments provided for herein shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and shall not in any manner be liable or subject to the debts, contracts, liabilities, engagements or torts of Consultant, nor of any designated beneficiary or personal representative. The payment to Consultant of such deferred payments shall be subject to the further condition that Consultant shall comply with the provisions of Section 9 of this Agreement during the entire payment period and Consultant shall comply with the provisions of Sections 8 and 11 of this Agreement, if said provisions are applicable by their terms, for the first two (2) years of the payment period.

5.       Expenses.

         The Company shall reimburse Consultant for the reasonable amount of dining, hotel, traveling, entertainment and other expenses necessarily incurred by Consultant in the discharge of his consulting obligations hereunder.



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6.       Executive Benefit Plans

                 During the Term, Consultant shall be entitled to participate in and to be accorded all rights and benefits under all group insurance policies maintained or established by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. Further, during the period that continues after the Term ("Deferred Compensation Period") that any deferred compensation is payable to Consultant pursuant to Section 4 of this Agreement, Consultant shall continue to be entitled to participate in, and to be accorded all rights and benefits under, all group insurance policies maintained or established by the Company for the benefit of its employees, and for this purpose Consultant shall be deemed to be a full-time employee of the Company during such period. In addition, during the Term and Deferred Compensation Period, Consultant shall be entitled to free cable television service if Consultant has residences located within areas serviced by the Company's cable television services.

7.       Indemnification.

                 The Company will indemnify and hold harmless Consultant, to the fullest extent permitted by applicable law, in respect of any liability, damage, cost or expense (including reasonable counsel fees) incurred in connection with the defense of any claim, action, suit or proceeding to which he is a party, or threat thereof, by reason of his being or having been an officer or director of, or a consultant to, the Company or any subsidiary of the Company, or his serving or having served at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, business organization, enterprise or other entity, including service with respect to employee benefit plans. Without limiting the generality of the foregoing, the Company will pay the expenses (including reasonable counsel fees) of defending any such claim, action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by Consultant to repay all amounts advanced if it should ultimately be determined that Consultant is not entitled to be indemnified under this Section.

8.       Noncompetition.

                 Consultant agrees that during the Term he will not, directly or indirectly, as principal or agent, or in any other capacity, own, manage, operate, participate in or be employed by or otherwise be interested in, or connected in any manner with, any person, firm, corporation or other enterprise which directly competes in a material respect with the business of the Company or any of its majority-owned subsidiaries as it is then conducted. Nothing herein contained shall be construed as denying Consultant (i) the right to own securities of any such corporation which is listed on a national securities exchange or quoted in the NASDAQ System to the extent of an aggregate of 5% of the amount of such securities outstanding or (ii) provide consultancy services to others which may violate the provisions of the first sentence of this
Section if the Company's Chief Executive Officer approves in writing of such provision of consultancy services.


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9.       Confidentiality.

                 Consultant agrees that during the Term (otherwise than in the performance of his duties hereunder) and thereafter, not to, directly or indirectly, make use of, or divulge to any person, firm, corporation, entity or business organization, and he shall use his best efforts to prevent the publication or disclosure of, any confidential or proprietary information concerning the business, accounts or finances of, or any of the methods of doing business used by the Company or of the dealings, transactions or affairs of the Company or any of its customers which have or which may have come to his knowledge; but this Section 9 shall not prevent Consultant from responding to any subpoena, court order or threat of other legal duress, provided Consultant notifies the Company thereof with reasonable promptness to that the Company may seek a protective order or other appropriate relief.

10.      Delivery of Materials.

                 Consultant agrees that upon the expiration of the Term he will deliver to the Company all documents, papers, materials and other property of the Company relating to its affairs which may then be in his possession or under his control.

11.      Noninterference.

                 Consultant agrees that he will not during the Term solicit the employment of any employee of the Company on behalf of any other person, firm, corporation, entity or business organization or otherwise interfere with the employment relationship between any employee or officer of the Company and the Company.

12.      Remedies of the Company.

                 Consultant agrees that, in the event of a material breach by Consultant of this Agreement, in addition to any other rights that the Company may have pursuant to this Agreement, the Company shall be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of this Agreement by Consultant or to enjoin Consultant from engaging in any activity in violation hereof. Consultant agrees that because Consultant's services to the Company are of such a unique and extraordinary character, a suit at law may be an inadequate remedy with respect to a breach by Consultant of Sections 8, 9, 10, and 11 hereof, and that upon any such breach or threatened breach by him of such Sections the Company shall be entitled, in addition to any other lawful remedies that may be available to it, to injunctive relief.

13.      Notices.

                 All notices to be given hereunder shall be deemed duly given when delivered personally in writing or mailed, certified mail, return receipt requested, postage prepaid and addressed as follows:


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         (a)     If to be given to the Company:

                 Tele-Communications, Inc.
                 5619 DTC Parkway
                 Englewood, Colorado  80111
                 Attention:  Dr. John C. Malone

                 with a copy similarly addressed
                 and marked to the attention of
                 the Legal Department

         (b)     If to be given to Consultant:

                 Mr. Fred A. Vierra
                 77 Glenmoor Drive
                 Englewood, CO  80110

or to such other address as a party may request by notice given in accordance with this Section 13.

14.      Miscellaneous.

         (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and replaces and supersedes as of the date hereof any and all prior agreements and understandings with respect to Consultant's employment by the Company, whether oral or written, between the parties hereto, including, without limitation, the Employment Agreement. This Agreement may not be changed nor may any provision hereof by waived except by an instrument in writing duly signed by the party to be charged. This Agreement shall be interpreted, governed and controlled by the law of the State of Colorado without reference to principles of conflict of laws.

         (b) All options to acquire the Company's TCI Group, Liberty Media Group or Ventures Group, or TINTA's, Series A Common Stock currently held by Consultant which by their terms are not currently exercisable are now currently exercisable. Consultant, as long as Consultant is a consultant hereunder, shall be deemed to be an employee of the Company for purposes of the option agreements under which said options were granted.

         (c) The TINTA restricted stock granted to Consultant shall vest upon the expiration of the terms provided by agreements evidencing their respective grants; and, as long as


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Consultant is a consultant hereunder, Consultant shall be deemed to be an employee of TINTA for purposes of the agreements under which such restricted stock awards were granted.

                 IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.

                                                   TELE-COMMUNICATIONS, INC.



                                                   By:
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                                                   ----------------------------
                                                   Fred A. Vierra




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